Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Number 333-103688, Registration Statement Number 333-103687, Registration Statement Number 333-103685, Registration Statement Number 333-103683, Registration Statement Number 333-101995, Registration Statement Number 333-102002, Registration Statement Number 333-102001, Registration Statement Number 333-101998, Registration Statement Number 333-88186, Registration Statement Number 333-46752, Registration Statement Number 333-36054, Registration Statement Number 333-116445 and Registration Statement Number 333-121368 all on Form S-8 of Maytag Corporation and in the related Prospectus of our reports dated February 11, 2005, with respect to the consolidated financial statements and schedule of Maytag Corporation, Maytag Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Maytag Corporation, included in this Annual Report (Form 10-K) for the year ended January 1, 2005.

/s/ Ernst & Young LLP

Chicago, Illinois

February 14, 2005